Exhibit 99.5
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
     The following unaudited pro forma combined financial information, which is referred to as the pro forma financial information, shows the pro forma effect of the consummation of the merger of Sims and Metal Management as provided in the merger agreement as if the merger had occurred on July 1, 2006 for statement of operations purposes and on June 30, 2007 for balance sheet purposes. The pro forma financial information is derived from, and should be read in conjunction with, the historical consolidated financial statements of Sims for its fiscal year ended June 30, 2007, which are included elsewhere in this proxy statement/prospectus, and the historical consolidated financial statements of Metal Management for its fiscal year ended March 31, 2007 and fiscal quarters ended June 30, 2006 and 2007, which are incorporated by reference in this proxy statement/prospectus. The pro forma financial information should also be read in conjunction with the notes set forth under “Notes to Unaudited Pro Forma Combined Financial Information.”
     The financial statements of Sims and Metal Management and the pro forma financial information have been prepared in accordance with U.S. GAAP. The pro forma financial information has been prepared using the purchase method of accounting.
     Sims, MMI Acquisition Corporation and Metal Management have entered into the merger agreement, which sets out the terms for the merger. Under the terms of the merger agreement, upon completion of the merger all of the outstanding shares of Metal Management common stock will be automatically converted into the right to receive Sims ADSs. Upon completion of the merger, the shareholders of Sims will own approximately 70% and the pre-merger shareholders of Metal Management will own approximately 30% of the outstanding shares of the combined company resulting from the merger.
     The pro forma financial information is presented for illustrative purposes only and, therefore, does not purport to represent what the actual results of operations or the combined company’s financial position would have been if the merger occurred on the dates assumed and it is not necessarily indicative of the combined company’s future operating results or combined financial position. In this regard, the pro forma financial information does not give effect to (i) any integration costs that may be incurred as a result of the merger, (ii) any synergies, operating efficiencies and cost savings that may result from the merger, (iii) any benefits that may be derived from the combined company’s growth projects or expansions, (iv) changes in commodities prices subsequent to the dates of such financial information or (v) restructuring charges that may be incurred to fully integrate and operate the combined company more efficiently.
     The pro forma financial information reflects estimates made by Sims management and assumptions that it believes to be reasonable. The allocation of the purchase price to acquired assets and liabilities is based on valuation estimates made available to Sims by Metal Management. These allocations will be finalized based on valuation and other studies to be performed by management, which may include the services of outside valuation specialists, after the completion of the merger. Accordingly, the purchase price allocation adjustments and related impacts on the pro forma financial information are preliminary and are subject to revision, which may be material, after the completion of the merger.

Unaudited Pro Forma Combined Statement of Operations Information

			Metal
			Management,		Pro Forma
	Sims Group		Inc. Period		Adjustments			Pro Forma
	Limited Fiscal		From July 1,		Fiscal Year			Combined Fiscal
	Year Ended		2006 to June 30,		Ended June 30,			Year Ended
	June 30, 2007		2007 (1)(2)		2007 (1)(2)		Notes	June 30, 2007(1)(2)
	(In thousands of Australian dollars, except for per share amounts)
Revenue	A$	5,386,044	A$	3,043,620	A$	—		A$	(8,429,664)
Operating expenses:
Cost of sales excluding depreciation		(4,747,195)		(2,694,603)		—			(7,441,798)
General and administrative expense		(197,157)		(122,227)		(800)	6		(320,184)
Depreciation and amortization expense		(73,037)		(37,503)		(11,022)	3,4		(121,562)
Severance and other charges		—		(529)		—			(529)

Operating income		368,655		188,758		(11,822)			545,591
Income from joint ventures		14,050		2,479		—			16,529
Interest expense		(29,963)		(3,198)					(33,161)
Interest and other income, net		11,177		3,224		—			14,401

Income before income taxes		363,919		191,263		(11,822)			543,360
Provision for income taxes		(114,045)		(71,089)		4,611	9		(180,523)

Net income	A$	249,874	A$	120,174	A$	(7,211)		A$	362,837

Basic earnings per share	A$	2.00						A$	2.02

Unaudited Pro Forma Combined Per Share Information

	Pro Forma Combined Fiscal
	Year Ended June 30, 2007(1)(2)
	(In thousands of
	Australian dollars, except
	for share and per share
	amounts)
Pro forma net income	A$	362,837
Weighted average number of ordinary shares used in calculating basic earnings per share(3):		179,596,802
Effect of dilution:
Options, including ordinary shares issued under the Sims Group Employee Share Scheme deemed to be options for accounting purposes		704,319

Adjusted weighted average number of ordinary shares used in calculating diluted earnings per share		180,301,121

Basic earnings per share	A$	2.02

Diluted earnings per share	A$	2.01

Unaudited Pro Forma Combined Balance Sheet Information

			Metal		Pro Forma			Pro Forma
	Sims Group Limited		Management, Inc.		Adjustments			Combined June 30,
	June 30, 2007		June 30, 2007(2)(4)		June 30, 2007(2)		Notes	2007(2)
			(In thousands of Australian dollars)
ASSETS
Current assets
Cash and cash equivalents(5)	A$	36,795	A$	26,144	A$	—		A$	62,939
Trade and other receivables, net		350,181		273,865		—			624,046
Inventories		359,316		288,180		30,813	1		678,309
Deferred income tax assets		14,467		6,590		—			21,057
Prepaid expenses and other assets		—		13,426		—			13,426
Derivative financial instruments		14,798		—		—			14,798

Total current assets		775,557		608,205		30,813			1,414,575
Non-current assets
Investments in joint ventures		58,575		24,998		—			83,573
Property and equipment, net		531,918		235,412		100,129	4		867,459
Retirement benefit surplus		8,819		—		—			8,819
Deferred income tax assets		50,641		11,927		—			62,568
Other Assets		—		3,524		(1,788	5		1,736
Intangible assets, net		93,988		30,478		140,342	3		264,808
Goodwill		459,537		31,593		1,080,018	2		1,571,148

Total non-current assets		1,203,478		337,932		1,318,701			2,860,111

Total assets	A$	1,979,035	A$	946,137	A$	1,349,514		A$	4,274,686

LIABILITIES
Current liabilities
Trade and other accounts payables	A$	378,180	A$	206,096	A$	30,000	10	A$	614,276
Derivative financial instruments		492		—		—			492
Income tax payable		35,403		12,495		—			47,898
Other accrued liabilities		16,754		30,603		—			47,357
Deferred income tax liabilities		7,012		—		—			7,012
Current portion of long-term debt		—		853		—			853

Total current liabilities		437,841		250,047		30,000			717,888
Non-current liabilities
Long-term debt		339,538		110,992		—			450,530
Deferred income tax liabilities		82,397		—		105,518	7		187,915
Other accrued liabilities		18,892		11,032		—			29,924

			Metal		Pro Forma			Pro Forma
	Sims Group Limited		Management, Inc.		Adjustments			Combined June 30,
	June 30, 2007		June 30, 2007(2)(4)		June 30, 2007(2)		Notes	2007(2)
			(In thousands of Australian dollars)
Total non-current liabilities		440,827		122,024		105,518			668,369

Total liabilities	A$	878,668	A$	372,071	A$	135,518		A$	1,386,257

SHAREHOLDERS’ EQUITY
Ordinary shares	A$	728,378	A$	241,162	A$	1,546,900	8,11	A$	2,516,440
Accumulated other comprehensive income		(68,297)		(11,661)		11,661	11		(68,297)
Retained earnings		440,286		404,841		(404,841)	11		440,286
Treasury stock, at cost		—		(60,276)		60,276	11		—

Shareholders’ equity	A$	1,100,367	A$	574,066	A$	1,213,996		A$	2,888,429

Total liabilities and shareholders’ equity	A$	1,979,035	A$	946,137	A$	1,349,514		A$	4,274,686

(1)	The information is derived from the historical consolidated financial statements of Metal Management for its fiscal year ended March 31, 2007, adjusted for the following to derive comparable reporting periods with Sims:
•	quarterly information for the period April 1, 2006 to June 30, 2006 is not included in the pro forma financial information for Metal Management; and

•	quarterly information for the period April 1, 2007 to June 30, 2007 has been included in the pro forma financial information for Metal Management.

(2)	The information for Metal Management and the pro forma adjustments above were originally denominated in U.S. dollars and have been converted to Australian dollars based on the average exchange rate for the period from July 1, 2006 to June 30, 2007 of A$1.275 = $1.00 for the statement of operations and the noon buying rate as of June 29, 2007 of A$1.176 = $1.00 for the balance sheet.

(3)	The merger consideration consists of Sims ADSs representing Sims ordinary shares. The weighted average number of pro forma shares has been adjusted as if the Sims ADSs to be issued in connection with the merger had been issued on July 1, 2006.

(4)	The information is derived from the historical financial statements of Metal Management for its fiscal quarter ended June 30, 2007, which are unaudited.

(5)	The pro forma combined cash and cash equivalents does not reflect the use of cash for payments in lieu of the issuance of fractional Sims ADSs to former Metal Management stockholders in accordance with the terms of the merger agreement. The amount of cash to be used for this purpose is not expected to be material.

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